Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185612 on Form S-8 of our reports dated March 12, 2015, relating to the consolidated financial statements of Par Petroleum Corporation and the effectiveness of Par Petroleum Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Par Petroleum Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2015